press release	Exhibit 99.1 corescientific.com
Core Scientific Announces Approval of Lease Amendments with the City of Denton to Enable High-Performance Computing Expansion
Company growth continues in support of high-performance compute customers
Denton, TX, Nov. 20, 2024 – Core Scientific Inc. (Nasdaq: CORZ) (“Core Scientific” or the “Company”), a leader in digital infrastructure for high-performance computing and bitcoin mining, today announced the Denton City Council’s approval of amendments to the Company’s Power Purchase Agreements and land leases. The approval came during the Council’s November 19 meeting.
"Denton has been home to one of our most advanced data centers, and now we expect it will host one of the largest GPU supercomputers in North America, powering artificial intelligence," said Adam Sullivan, Core Scientific CEO. "We have had a great experience operating in Denton and are grateful for the strong support we've received from the city staff and community members. We look forward to continuing our partnership with the City of Denton as we expand our infrastructure to support high-performance computing.”
Under the original agreement, Core Scientific leased approximately 31 acres of city-owned land and had access to 297 megawatts (MW) of power. The Denton City Council's approval increases the leased land to approximately 78 acres and the Company's access to power to 394 MW. The expansion is projected to bring a $6.1 billion real property investment.
“Denton’s balanced economic strategy not only drives immediate growth but builds resilience, and Core Scientific’s continued investment in our community is a testament to our city’s appeal,” said City Manager Sara Hensley. “Their decision to expand operations here in Denton aligns with our entrepreneurial foundation where innovation and advanced technology industries thrive. We look forward to seeing the positive impact this expansion will bring to Denton for years to come.”
Core Scientific currently operates nine data centers in six different states—Alabama, Georgia, Kentucky, North Carolina, North Dakota, and Texas. The Company also has one additional data center under development in Oklahoma.

About Core Scientific, Inc.
Core Scientific, Inc. (“Core Scientific” or the “Company”) is a leader in digital infrastructure for bitcoin mining and high-performance computing. We operate dedicated, purpose-built facilities for digital asset mining and are a premier provider of digital infrastructure to our third-party customers. We employ our own large fleet of computers (“miners”) to earn digital assets for our own account and to provide hosting services for large bitcoin mining customers and we are in the process of allocating and converting a significant portion of our nine operational data centers in Alabama (1), Georgia (2), Kentucky (1), North Carolina (1), North Dakota (1) and Texas (3), and our facility in development in Oklahoma to support artificial intelligence-related workloads under a series of contracts that entail the modification of certain of our data centers to deliver hosting services for high-performance computing (“HPC”). www.corescientific.com.

FORWARD LOOKING STATEMENTS AND EXPLANATORY NOTES
This press release contains "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding projections, estimates and forecasts of revenue and other financial and performance metrics, projections of market opportunity and expectations, the Company's ability to scale, and grow its business and execute on its growth plans and hosting contracts, source clean and renewable energy, the advantages, and expected growth, and anticipated future revenue of the Company, and the Company's ability to source and retain talent. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as "aim," "estimate," "plan," "project," "forecast," "goal," "intend," "will," "expect," "anticipate," "believe," "seek," "target" or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. All forward looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including: our ability to earn digital assets profitably and to attract customers for our digital asset and high performance compute hosting capabilities; our ability to perform under our existing colocation agreements, our ability to maintain our competitive position in our existing operating segments, the impact of increases in total network hash rate; our ability to raise additional capital to continue our expansion efforts or other operations; our need for significant electric power and the limited availability of power resources; the potential failure in our critical systems, facilities or services we provide; the physical risks and regulatory changes relating to climate change; our vulnerability to physical security breaches, which could disrupt our operations; a potential slowdown in market and economic conditions, particularly those impacting high performance computing, the blockchain industry and the blockchain hosting market; the identification of material weaknesses in our internal control over financial reporting; price volatility of digital assets and bitcoin in particular; potential changes in the interpretive positions of the SEC or its staff with respect to digital asset mining firms; the increasing likelihood that U.S. federal and state legislatures and regulatory agencies will enact laws and regulations to regulate digital assets and digital asset intermediaries; increasing scrutiny and changing expectations with respect to our ESG policies; the effectiveness of our compliance and risk management methods. Any such forward-looking statements represent management's estimates and beliefs as of the date of this presentation. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change. Year over year comparisons are based on the combined results of Core Scientific and its acquired entities.
Although the Company believes that in making such forward-looking statements its expectations are based upon reasonable assumptions, such statements may be influenced by factors that could cause actual outcomes and results to be materially different from those projected. The Company cannot assure you that the assumptions upon which these statements are based will prove to have been correct. Additional important factors that may affect the Company's business, results of operations and financial position are described from time to time in the Company's Annual Report on Form 10-K for the year ended December 31, 2023, Quarterly Reports on Form 10-Q and the Company's other filings with the Securities and Exchange Commission. The Company does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as may be required by applicable law.

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